Exhibit 10.26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT TO COVID-19 TESTING LABORATORY SERVICES AGREEMENT

This first amendment (“First Amendment”) is made effective as of April 23, 2020 (“Amendment Effective Date”) and shall serve to modify that certain COVID-19 Testing Laboratory Services Agreement dated April 3, 2020 (“Agreement”) by and between Centura Health Corporation (“Hospital”) and Biodesix, Inc. (“Biodesix”).

Background

Biodesix entered into the Agreement to provide Hospital with COVID-19 Testing services. Parties wish to amend Section 5 (Payment) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and conditions of this First Amendment, the parties agree as follows:

1.	All capitalized terms in this First Amendment shall have the same meaning as defined in the Agreement.

2.	The Agreement shall be amended as follows:

A.	DELETE AND REPLACE: Item b. of Section 1 (Responsibilities of Biodesix) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Biodesix will pickup pre-operative test specimens at the previously agreed upon collection times per Hospital collection siteas as listed on Table 1 attached as Exhibit A of this First Amendment. Table 1 may be replaced through amendment upon mutual agreement between Hospital and Biodesix.

(ii) Provided samples are available at the proper times and their delivery is not subject to any exceptions listed in Section 3c, Biodesix will guarantee to provide test results for at least [****] of tests by 12:00 p.m. on the day following pickup by Biodesix from each Hospital collection site. Biodesix will report results to the authorized Hospital personnel using its standard report or other required documentation for the submitted specimen for COVID Testing.”

B.	ADDITION: To the end of Section 2 (Responsibilities of Hospital):

“Hospital shall inform Biodesix of any substantial change to the specimen collection protocols that could impact performance of COVID Testing.”

C.	ADDITION: A new Item c. to Section 3 (Term and Termination):

“Hospital may terminate this Agreement immediately should Biodesix fail to comply to provide the promised percentage of test results within the required

Confidential Information

Biodesix-Centura Health (Amd to COVID-19 Testing Agreement)

(04232020)

timeframe noted in 1.b.ii. and such non-compliance is not a result of Hospital’s failure to provide samples for testing pick-up by the agreed upon timeframes noted in Section lb.i. Biodesix will be excused from its obligations under this Agreement to the extent that performance is delayed or prevented by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, as well as, additional restrictions placed on commerce as a result of COVID (or any other disease outbreak), isolated Courier delivery delays (which result from traffic or automobile related issues). Biodesix and Hospital will work together in a good faith effort to adjust the pick-up and delivery times should either party deem it necessary. If such termination occurs, Hospital shall pay Biodesix for all completed tests that it has yet to be compensated for up to the effective date of termination. Upon such termination, Biodesix will provide Hospital with a final report of all outstanding unpaid tests.”

D.	DELETE AND REPLACE: All of Section 5 (Payment) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Hospital shall agree to purchase an intial quantity of [***] COVID Testing tests. Hospital shall arrange with Biodesix for a fixed pre-payment retainer with an initial balance (“Retainer”) equal to the value of [***] COVID Testing tests. The cost per test shall be [***] (“Price”) and the Retainer balance shall be [***]. The Retainer shall be drawn down by Biodesix on a per test basis at the Price until a balance of [***] of the Retainer remains [***]. At such time, Hospital will assess its projected future needs for such testing based on then-current trends and agrees to purchase additional COVID Testing tests in increments of up to [***] as deemed necessary by such trending assessments.

The Retainer may be increased at Hospital’s sole discretion at the Price for each additional pre-paid test. The Price shall be reviewed by Biodesix and Hospital after six (6) months.”

3.

This First Amendment, together with the Agreement, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understands, arrangements and agreements, whether oral or written, with respect to the subject matter.

4.

Except as provided hereinabove, the parties hereby confirm and ratify that all terms and conditions of the Agreement, as heretofore amended, are in full force and effect and shall continue to apply, as amended by this First Amendment.

5.

This First Amendment may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the First Amendment when a duly authorized representative of each arty has signed a counterpart. Each party agrees that the delivery of the First Amendment by facsimile or electronic transmission shall have the same force and effect as delivery of

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Confidential Information

Biodesix-Centura Health (Amd to COVID-19 Testing Agreement)

(04232020)

original signatures and that each party may use such facsimile or electronic signatures as evidence of the execution and delivery of the First Amendment by all parties to the same extent that an original signature could be used.

SIGNATURE PAGE FOLLOWS

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Confidential Information

Biodesix-Centura Health (Amd to COVID-19 Testing Agreement)

(04232020)

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed in multiple counterparts by their duly authorized representatives as of the Amendment Effective Date.

Centura Health Corporation		Biodesix Inc.

By:	/s/ Ramy Hanna	By:	/s/ Robin Harper Cowie

Name:	Ramy Hanna	Name:	Robin Harper Cowie

Title:	SVP Shared Services	Title:	CFO

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Confidential Information

Biodesix-Centura Health (Amd to COVID-19 Testing Agreement)

(04232020)